                                                                 EXHIBIT 10.1.4

                            [NORWEST BANK LETTERHEAD]


                                                        March 29, 1999


Mr.Cloyce Talbott
Mr. James Brown
Chief Financial Officer
Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, TX 79549

RE: NON-COMPLIANCE WITH LOAN AGREEMENT DATED DECEMBER 9, 1997 (AMENDED MARCH 26, 1998)
         REPLACEMENT OF NET INCOME COVENANT WITH EBITDA/INTEREST COVERAGE
         COVENANT

Dear Cloyce and James:

In accordance with the Loan Agreement between Patterson Energy, Inc. (Borrower). and Norwest Bank Texas, N.A. (Lender), this letter shall serve as formal acknowledgment by Lender and notification to all parties that Borrower is not in compliance with Article 6.22 (Net Income Covenant) of said Loan Agreement.

For the period ending 12/31/98 only, Lender agrees to waive the subject performance requirement provided that the Borrower has fully satisfied its payment obligations under the terms of its note for both the February 1st and March 1st, 1999 note payments. Such waiver does not preclude the Lender from exercising any right or remedy in the future. It is the Lender's intention for Borrower to be in full compliance with all provisions of the Loan Agreement.

Since it is likely that this covenant may not be met in March of this year, we would offer to modify the covenant in the following manner:

Article 6.22 will be deleted.

Article 6.26 will be added reflecting that the borrower will maintain its ratio of Earnings Before Interest Expense, Taxes, Depreciation, Depletion and Amortization to Interest Expense of at least 2.25x to 1.00 (measured on a quarterly basis).

The company will agree to provide a pledge of its oil and gas properties (or a mutually agreeable indirect pledge of its oil and gas properties).

The company will agree to provide financial information on a monthly basis (loan agreement monitoring will remain quarterly).

Upon receipt and review of the Borrower's quarter-end financial statements for the period ending March 31, 1999, Lender will notify Borrower of any provision of the loan agreement that is out of compliance and any action that the Bank will be taking.


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Patterson Energy, Inc.
Net Income Covenant Waiver
Page 2
March 29, 1999



If you have any questions relating to this letter, please contact me at 940/766-8322.




Sincerely,

/s/ JAMES B. FRANK

James B. Frank
Business Banking Manager








ACKNOWLEDGED AND ACCEPTED THIS 29TH DAY OF MARCH, 1999.

PATTERSON ENERGY, INC.

BY: /s/ CLOYCE TALBOTT
   ------------------------------------
CLOYCE TALBOTT, CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER


PATTERSON DRILLING COMPANY
AS GUARANTOR

BY: /s/ JAMES C. BROWN
   ------------------------------------
JAMES C. BROWN
CHIEF FINANCIAL OFFICER

PATTERSON PETROLEUM, INC.
AS GUARANTOR

BY: /s/ JAMES C. BROWN
   ------------------------------------
JAMES C. BROWN
CHIEF FINANCIAL OFFICER



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Patterson Energy, Inc.
Net Income Covenant Waiver
Page 3
March 29, 1999


PATTERSON PETROLEUM TRADING COMPANY, INC.
AS GUARANTOR

BY: /s/ JAMES C. BROWN
   ------------------------------------
JAMES C. BROWN
CHIEF FINANCIAL OFFICER






CC:      CHARLIE FREEL - BANK ONE
         KEVIN HUMPHRIES - BANK OF OKLAHOMA